EXHIBIT 5(b)



                                                       HUNTON & WILLIAMS LLP
                                                       ENERGY PLAZA
                                                       30TH FLOOR
                                                       1601 BRYAN STREET
                                                       DALLAS, TEXAS 75201-3402

                                                       TEL      214 o 979 o 3000
                                                       FAX      214 o 880 o 0011


May 9, 2003


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201


Ladies and Gentlemen:

Referring to the registration statement on Form S-8 to be filed by TXU Corp. (Company) on or about the date hereof (Registration Statement) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the offer and sale of (i) up to 10,000,000 shares of common stock, without par value (Stock), and the attached rights to purchase Series A Preference Stock (Rights), to be offered from time to time by the Company in connection with the TXU Thrift Plan (Plan) and (ii) an indeterminate amount of interests in the Plan, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing under the laws of the State of Texas.

2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered in accordance with the Plan.

3. The Rights, when issued in accordance with the provisions of the Company's Rights Agreement dated as of February 19, 1999 (Rights Agreement), will be validly issued subject to the terms of the Rights Agreement.

The opinion set forth in paragraph 3 above with respect to the Rights is limited to the valid issuance of the Rights under the terms of the Rights Agreement and the corporation laws of the State of Texas. In this connection, we have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable


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principles or fiduciary considerations relating to the adoption of the Rights
Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.

We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto.

Very truly yours,

/s/ HUNTON & WILLIAMS LLP